UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

D-Wave Quantum Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41468	84-1068854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Beta Avenue Burnaby, British Columbia Canada	V5G 4M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 630-1428

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Overview

This Current Report on Form 8-K is being filed to report matters under items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.05, 5.06, 7.01, and 9.01 of Form 8-K. On August 5, 2022 (the “Closing Date”), DPCM Capital, Inc., a Delaware corporation (“DPCM”), D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company (“D-Wave”), consummated the transactions (the “Transaction”) contemplated by the Transaction Agreement, dated February 7, 2022, by and among DPCM, D-Wave Quantum, CallCo, ExchangeCo and D-Wave (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”), following the approval at a special meeting of the stockholders of DPCM held on August 2, 2022 (the “Special Meeting”).

Pursuant to the terms of the Transaction Agreement, Merger Sub was merged with and into DPCM (the “DPCM Merger”), with DPCM surviving such merger as a direct, wholly-owned subsidiary of D-Wave Quantum, with the stockholders of DPCM receiving an aggregate of 4,327,512 shares of D-Wave Quantum common stock (“D-Wave Quantum Common Shares”) in the DPCM Merger; and (ii) immediately following the DPCM Merger, pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”), D-Wave became a subsidiary of D-Wave Quantum, with the stockholders of D-Wave receiving, at their election, either D-Wave Quantum Common Shares or exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”). The Exchangeable Shares are exchangeable from time to time, at the holder’s election, for D-Wave Quantum Common Shares on a one-for-one basis.

In connection with the Special Meeting and the Transaction, the holders of 29,097,787 shares of DPCM Class A common stock, par value $0.0001 per share, exercised their right to redeem their shares for cash at a redemption price of approximately $10.01 per share, for an aggregate redemption amount of approximately $291.4 million.

Conversion and Exchange of Equity in the Transaction

Upon the closing of the Transaction (the “Closing”), the following occurred:

•

Each non-redeeming share of DPCM Class A Common Stock was converted into the right to receive 1.4541326 D-Wave Quantum Common Shares (the “Exchange Ratio”), such that 902,213 shares of DPCM Class A Common Stock that were not redeemed were exchanged for 1,311,937 D-Wave Quantum Common Shares;

•

All outstanding warrants of DPCM were converted into the right to receive warrants of D-Wave Quantum (“D-Wave Quantum Warrants”). Each such D-Wave Quantum Warrant is exercisable for 1.4541326 D-Wave Quantum Common Shares, at any time commencing 30 days after the completion of the Transaction. The number of D-Wave Quantum Common Shares received upon the exercise of D-Wave Quantum Warrants will be rounded down to the nearest whole number of D-Wave Quantum Common Shares;

•

Following the forfeiture by DPCM’s sponsor, CDPM Sponsor Group, LLC (the “Sponsor”) of 4,484,425 of the 7,252,500 shares of DPCM Class B Common Stock (the “Founder Shares”) held by it, the remaining 3,015,575 Founder Shares held by Sponsor and DPCM’s officers, directors and other special advisors, were converted into D-Wave Quantum Common Shares on a one-for-one basis; and

•

Immediately following the DPCM Merger, the arrangement under Part 9, Division 5 of the Business Corporations Act (British Columbia) (the “Arrangement”) was effected. The aggregate consideration paid to shareholders of D-Wave in connection with the Transaction was approximately 99.7 million D-Wave Quantum Common Shares and Exchangeable Shares (excluding options of D-Wave and warrants of D-Wave) as described in the final prospectus and definitive proxy statement, dated July 13, 2022 (the “Proxy

Statement/Prospectus”) filed by D-Wave Quantum with the Securities and Exchange Commission (the “SEC”).

A description of the Transaction and the terms of the Transaction Agreement are included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal” beginning on page 280 of the Proxy Statement/Prospectus.

The foregoing description of the Transaction Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Subscription Agreements

Concurrently with the execution of the Transaction Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors committed to purchase a number of D-Wave Quantum Common Shares (the “PIPE Shares”) equal to the aggregate purchase price for all D-Wave Quantum Common Shares subscribed for by each PIPE Investor, divided by $10.00 and multiplied by the Exchange Ratio for an aggregate purchase price of $40.0 million (the “PIPE Financing”), such that the PIPE Investors purchased 5,816,528 PIPE Shares in the aggregate. The sale of the PIPE Shares was consummated substantially concurrently with Closing.

A description of the PIPE Subscription Agreements is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements —PIPE Financing” on page 293 of the Proxy Statement/Prospectus.

The foregoing description of the Subscription Agreements is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the form of PIPE Subscription Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Lincoln Park Transactions

On June 16, 2022, D-Wave Quantum, D-Wave and DPCM entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park has agreed to purchase from D-Wave Quantum, at the option of D-Wave Quantum, up to $150,000,000 of D-Wave Quantum Common Shares from time to time over a 36-month period following the Closing and upon the satisfaction of certain other conditions set forth in the Purchase Agreement. In accordance with the Lincoln Park Purchase Agreement, on August 5, D-Wave issued to Lincoln Park 127,180 D-Wave Quantum Common Shares in respect of $875,000 of the $2,625,000 commitment fee due to Lincoln Park.

In connection with the Purchase Agreement, D-Wave Quantum, D-Wave and DPCM also entered into a Registration Rights Agreement (the “Lincoln Park Registration Rights Agreement”) with Lincoln Park, pursuant to which D-Wave Quantum has agreed to file a registration statement covering D-Wave Quantum Common Shares that are issuable to Lincoln Park under the Purchase Agreement with the SEC within thirty (30) days following the Closing.

A description of the Purchase Agreement and Lincoln Park Registration Rights Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements — The Lincoln Park Transactions” beginning on page 293 of the Proxy Statement/Prospectus.

The foregoing description of the Purchase Agreement and Lincoln Park Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and the Lincoln Park Registration Rights Agreement, which are attached hereto as Exhibit 10.34 and Exhibit 10.35, respectively, and are incorporated herein by reference.

Amended and Restated Sponsor Support Agreement

Concurrently with the execution of the Transaction Agreement, the Sponsor, DPCM, D-Wave Quantum and D-Wave entered into a Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) a certain number of D-Wave Quantum

Common shares becoming subject to certain vesting conditions immediately prior to, and contingent upon, the Closing, (iii) reimburse or otherwise compensate DPCM for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to D-Wave or any of its subsidiaries (each a “Group Company”) or any holder of shares of D-Wave, options of D-Wave or warrants of D-Wave pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by DPCM, ExchangeCo, D-Wave Quantum, Merger Sub or CallCo (together, the “DPCM Parties”) in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any DPCM Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any DPCM Party pursuant to the Transaction Agreement or any ancillary document (“DPCM Expenses”) in excess of the sum of (a) $35,000,000 plus (b) an amount up to $100,000 to the extent paid by DPCM to the PIPE Financing placement agents in connection with the PIPE Financing plus (c) an amount equal to any fees payable by DPCM to the PIPE Financing placement agents in connection with a private placement or placements of D-Wave Quantum Common Shares, other than the PIPE Financing, if any, consented to by DPCM and D-Wave (the “Additional PIPE Financing”), if applicable and (iv) the forfeiture of certain shares of DPCM’s Class B common stock, par value $0.0001 per share (“DPCM Class B Common Stock”).

On June 16, 2022, the Sponsor, DPCM, D-Wave Quantum and D-Wave entered into an Amended and Restated Sponsor Agreement, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) reimburse or otherwise compensate DPCM for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to any Group Company) or any holder of shares of D-Wave, options of D-Wave or warrants of D-Wave pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by the DPCM Parties in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any DPCM Party and (b) any DPCM Expenses in excess of the sum of $6,750,000 and (iii) the forfeiture of 4,484,425 shares of DPCM Class B Common Stock.

The Amended and Restated Sponsor Support Agreement is described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements — Sponsor Support Agreement” beginning on page 290 of the Proxy Statement/Prospectus.

The foregoing description of the Amended and Restated Sponsor Support Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Sponsor Support Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Transaction Support Agreement

On February 7, 2022, concurrently with the execution of the Transaction Agreement, certain D-Wave shareholders entered into a Transaction Support Agreement with DPCM and D-Wave (each such D-Wave shareholder, a “Supporting D-Wave Shareholder”), pursuant to which such Supporting D-Wave Shareholders agreed to, among other things, support and vote in favor of the special resolution of the shareholders of D-Wave and holders of the options of D-Wave in respect of the Arrangement to be considered at the meeting of the shareholders of D-Wave.

The Transaction Support Agreement is described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements —Transaction Support Agreement” on page 292 of the Proxy Statement/Prospectus.

The foregoing description of the Transaction Support Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the form of the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights and Lock-Up Agreement

At the Closing, D-Wave Quantum, Sponsor, the other holders of the DPCM Class B Common Stock and each shareholder of D-Wave, pursuant to the Plan of Arrangement, became parties to a Registration Rights and Lock-Up Agreement, pursuant to which, among other things, each of Sponsor, the other holders of DPCM Class B Common Stock and D-Wave shareholders (a) agreed not to effect any sale or distribution of certain equity securities of D-Wave Quantum held by any of them during the lock-up period described therein and (b) were granted certain registration rights with respect to their respective D-Wave Quantum Common Shares, in each case, on the terms and subject to the conditions set forth therein.

The terms of the Registration Rights and Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements —Registration Rights and Lock-Up Agreement” beginning on page 292 of the Proxy Statement/Prospectus.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights and Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, D-Wave Quantum entered into indemnification agreements with all of its directors and executive officers. These indemnification agreements require D-Wave Quantum to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of D-Wave Quantum’s directors or executive officers or any other company or enterprise to which the person provides services at D-Wave Quantum’s request.

The indemnification agreements are described in the Proxy Statement/Prospectus in the section titled “Management of D-Wave Quantum— Limitation on Liability and Indemnification of Directors and Officers” beginning on page 249 of the Proxy Statement/Prospectus.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.28 and is incorporated herein by reference.

Assignment, Assumption and Amendment Agreement

On the Closing Date, DPCM, D-Wave Quantum, Continental Stock Transfer & Trust Company, as the existing warrant agent, and Computershare Trust Company, N.A. and Computershare Inc., together, as the successor warrant agent, entered into an Assignment, Assumption and Amendment Agreement, pursuant to which, among other things, DPCM assigned to D-Wave Quantum all of DPCM’s right, title and interest in and to, and D-Wave Quantum assumed, and agreed to pay, perform, satisfy and discharge in full, as the same becomes due and payable, all of DPCM’s liabilities and obligations under the certain Warrant Agreement, dated as of October 20, 2020, between Continental Stock Transfer & Trust Company and DPCM (the “Existing Warrant Agreement”) arising from and after the Effective Time (as defined in the Transaction Agreement). As a result, each of the issued and outstanding warrants of DPCM were no longer exercisable for shares of DPCM Class A Common Stock and instead became exercisable for D-Wave Quantum Common Shares.

The Assignment, Assumption and Amendment Agreement is described in the Proxy Statement/Prospectus in the section titled “Description of D-Wave Quantum Securities—Warrants” beginning on page 254 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The foregoing description of the Assignment, Assumption and Amendment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Assignment, Assumption and Amendment Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Side Letter Agreement

On the Closing Date, D-Wave Quantum and the Public Sector Pension Investment Board (“PSP”) entered into a Side Letter Agreement pursuant to which PSP agreed to not exercise the voting rights attached to any of its D-Wave Quantum Common Shares or Exchangeable Shares during the Restricted Period (as defined in the Side Letter Agreement) that would result in it voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum.

The foregoing description of the Side Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Side Letter Agreement, a copy of which is attached hereto as Exhibit 10.36 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

FORM 10 INFORMATION

Item 2.01(f) of this Current Report on Form 8-K states that if the predecessor registrant was a shell company, as DPCM was immediately before the Transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, D-Wave Quantum is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transaction unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in documents incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. D-Wave Quantum’s forward-looking statements include, but are not limited to, statements regarding D-Wave Quantum’s, D-Wave Quantum’s management team’s, D-Wave’s and D-Wave’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. D-Wave Quantum cautions you that these statements are based on a combination of facts and factors currently known by D-Wave Quantum and D-Wave Quantum’s projections of the future, which are subject to a number of risks. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	D-Wave’s future growth and innovations;

•	the increased adoption of quantum computing solutions and expansion of related market opportunities and use cases;

•	the estimated total addressable market for quantum computing and expectations regarding product development and functionality;

•	D-Wave Quantum’s financial and business performance following the Transaction, including financial projections and business metrics;

•	changes in D-Wave’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the ability of D-Wave’s products and services to meet customers’ compliance and regulatory needs;

•	D-Wave’s ability to attract and retain qualified employees and management;

•	D-Wave’s ability to develop and maintain its brand and reputation;

•	developments and projections relating to D-Wave’s competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on D-Wave’s business and the actions D-Wave may take in response thereto;

•	D-Wave’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which D-Wave Quantum will be an emerging growth company under the JOBS Act;

•	D-Wave’s future capital requirements and sources and uses of cash;

•	D-Wave’s ability to obtain funding for its operations and future growth; and

•	D-Wave’s business, expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing D-Wave Quantum’s views as of any subsequent date, and D-Wave Quantum does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of D-Wave, D-Wave Quantum and DPCM. As a result of a number of known and unknown risks and uncertainties, D-Wave Quantum’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include:

•	anticipated trends, growth rates, and challenges in companies, such as D-Wave, that are engaged in the business of quantum computing and in the markets in which they operate;

•

D-Wave’s ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition and the ability of D-Wave to grow and achieve and maintain profitably following the Transaction;

•	risks related to the uncertainty of the unaudited prospective forecasted financial information;

•	risks related to the performance of D-Wave Quantum’s business and the timing of expected business or financial milestones;

•	unanticipated technological or project development challenges, including with respect to the cost and or timing thereof;

•	the performance of D-Wave Quantum’s products and services;

•	the effects of competition on D-Wave Quantum’s business;

•	changes in the business of D-Wave, D-Wave’s market, financial, political and legal conditions;

•

the risk that D-Wave Quantum will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that D-Wave Quantum may never achieve or sustain profitability;

•	the risk that D-Wave is unable to secure or protect its intellectual property;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic, geopolitical events, natural disasters, wars, terrorist acts or a combination of these factors on D-Wave’s business and the economy in general;

•	the ability of D-Wave to execute its business model, including market acceptance of its planned products and services;

•	the possibility that D-Wave may be negatively impacted by other economic, business, and/or competitive factors; and

•	any changes to U.S. tax laws.

In addition, statements that “DPCM believes,” “D-Wave believes” or “D-Wave Quantum believes” and similar statements reflect DPCM’s, D-Wave’s or D-Wave Quantum’s beliefs and opinions on the relevant subject. These statements are based upon information available to D-Wave, DPCM or D-Wave Quantum, as the case may be, as of the date of this Current Report on Form 8-K, and while D-Wave, DPCM or D-Wave Quantum, as the case may be, believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Please see the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 51 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Business and Properties

The business and properties of DPCM and D-Wave prior to the Transaction are described in the Proxy Statement/Prospectus in the sections titled “Information About DPCM” and “Information About D-Wave” beginning on pages 175 and 196, respectively, of the Proxy Statement/Prospectus, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with D-Wave Quantum’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 51 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020 is included in the Proxy Statement/Prospectus beginning on page 215 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of DPCM for the three months ended March 31, 2022 and 2021 and for the year ended December 31, 2021 and the period from March 24, 2020 (inception) through December 31, 2020 is included in the Proxy Statement/Prospectus beginning on page 191 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Directors and Executive Officers

D-Wave Quantum’s directors and executive officers after the Closing are as follows, with each person’s biography and familial relationship, if any, described in the Proxy Statement/Prospectus in the section titled “Management of D-Wave Quantum” beginning on page 244 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Name	Age	Position
Executive Officers
Alan Baratz	67	President & Chief Executive Officer and Director
John M. Markovich	66	Chief Financial Officer
Jennifer Houston	51	Chief Marketing Officer
Tanya J. Rothe	51	General Counsel
Victoria Brydon	48	Senior Vice President, People and Operational Excellence
Non-Employee Directors
Steven M. West	68	Chairman
Emil Michael	49	Director
Eduard van Gelderen	57	Director
Roger Biscay	54	Director
Amy Cappellanti-Wolf	57	Director
Michael Rogers	58	Director

Executive Compensation

Information with respect to the compensation of D-Wave Quantum’s executive officers is described in the Proxy Statement/Prospectus in the section titled “D-Wave Executive Compensation” beginning on page 236 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Director Compensation

On August 5, 2022, D-Wave Quantum approved the director compensation policy described below, payable on an annual basis:

•	$35,000 per annum to each director of D-Wave Quantum;

•	$30,000 per annum to the chairperson of the board of directors of D-Wave Quantum;

•	$20,000 per annum to the chairperson of the audit committee and $8,000 per annum to each other member of the audit committee;

•	$15,000 per annum to the chairperson of the compensation committee and $8,000 per annum to each other member of the compensation committee; and

•

the chairperson of nomination and corporate governance committee will not receive additional compensation for this role and $8,000 per annum to each other member of the nomination and corporate governance committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the actual beneficial ownership of D-Wave Quantum Common Shares as of August 5, 2022 by:

•	each person who is the beneficial owner of more than 5% of the issued and outstanding Common Shares;

•	each of D-Wave Quantum’s named executive officers and directors; and

•	all executive officers and directors of D-Wave Quantum.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of August 5, 2022.

The beneficial ownership of D-Wave Quantum is based on 110,007,972 D-Wave Quantum Common Shares issued and outstanding as of August 5, 2022. In computing the number of D-Wave Quantum Common Shares beneficially owned by a person and the percentage ownership of such person, all D-Wave Quantum Common Shares issuable pursuant to (i) D-Wave Quantum Warrants, (ii) options to purchase shares of common stock of D-Wave that were issued and outstanding under D-Wave’s 2020 Equity Incentive Plan prior to the Effective Time, and that, at the Effective Time, became exercisable for D-Wave Quantum Common Shares (“D-Wave Options”) and (iii) the warrants exercisable for D-Wave preferred stock that were outstanding as of immediately prior to the Effective Time, and that, at the Effective Time, became exercisable for D-Wave Quantum Common Shares (“D-Wave Warrants”), in each case that are currently exercisable or exercisable within 60 days of August 5, 2022, are included. However, such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Other than D-Wave Quantum Warrants, D-Wave Options and D-Wave Warrants exercisable within 60 days of August 5, 2022 by a particular holder, which are reflected as described above, the beneficial ownership information below assumes no exercises of such securities.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them. To our knowledge, no D-Wave Quantum Common Shares beneficially owned by any executive officer or director have been pledged as security.

The beneficial ownership information below excludes D-Wave Quantum Common Shares reserved for issuance under the 2022 Plan (as defined below) or the ESPP (as defined below), excludes D-Wave Quantum Common Shares that may be payable in respect of $1,750,000 of the commitment fee payable to Lincoln Park Capital Fund, LLC pursuant to a Purchase Agreement (the “Purchase Agreement”) entered into by D-Wave Quantum, D-Wave Systems and DPCM with Lincoln Park Capital Fund, LLC and any D-Wave Quantum Common Shares to be sold under the Purchase Agreement, and assumes that all Exchangeable Shares have been exchanged for Common Shares.

Name and Address of Beneficial Owner	Number of Common Shares	%
Directors and Executive Officers of D-Wave Quantum (1):
Alan Baratz(2)	2,920,207	2.6%
John M. Markovich(2)	407,145	*
Jennifer Houston(2)	362,797	*
Steven M. West(3)	336,633	*
Emil Michael(4)	14,437,489	11.9%
Eduard van Gelderen	—	—
Roger Biscay	—	—
Amy Cappellanti-Wolf	—	—
Michael Rogers	—	—

Name and Address of Beneficial Owner	Number of Common Shares	%
All Directors and Executive Officers of D-Wave Quantum as a Group (11 individuals)(5)	19,209,564	15.2%
Five Percent Holders of D-Wave Quantum After Consummation of the Transaction:
Public Sector Pension Investment Board(6)	59,431,311	54.0%
CDPM Sponsor Group, LLC(7)	14,401,136	11.8%
BDC Capital Inc.(8)	9,424,713	8.6%
Goldman Sachs & Co. LLC(9)	7,939,146	7.2%

*	less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is D-Wave Quantum Inc., 3033 Beta Avenue, Burnaby, BC V5G 4M9.
(2)	Consists of D-Wave Quantum Common Shares underlying D-Wave Quantum Options.
(3)	Includes D-Wave Quantum Common Shares held by Emerging Company Partners, an entity controlled by Steven M. West and Common Shares underlying D-Wave Quantum Options.
(4)

Includes D-Wave Quantum Common Shares of which CDPM Sponsor Group, LLC, or the Sponsor, is the record holder and 11,633,061 Common Shares underlying D-Wave Quantum Warrants issued to the Sponsor in the Transaction in exchange for private placement warrants of DPCM, which D-Wave Quantum Warrants are exercisable commencing 30 September 4, 2022. Mr. Michael is the manager of the Sponsor, and as such has voting and dispositive power over the securities held by the Sponsor and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)	Includes D-Wave Quantum Common Shares underlying D-Wave Quantum Options, Warrants and Exchangeable Shares.
(6)

Consists of D-Wave Quantum Common Shares and D-Wave Quantum Common Shares underlying Exchangeable Shares held of record by PSP. PSP is a Canadian Crown corporation with a share capital created by a special act of Legislature in Canada on September 14, 1999. All the shares of PSP are held by the President of Treasury Board on behalf of her Majesty in Right of Canada, in accordance with the PSP Act. Neil Cunningham, the CEO of PSP, has authority to vote and dispose of the shares held by PSP. The business address for PSP is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9. On the Closing Date, D-Wave Quantum and PSP entered into a Side Letter Agreement. See the section titled “Side Letter Agreement.”

(7)

Consists of D-Wave Quantum Common Shares of which CDPM Sponsor Group, LLC, or the Sponsor, is the record holder and 11,633,061 Common Shares underlying D-Wave Quantum Warrants issued to the Sponsor in the Transaction in exchange for private placement warrants of DPCM, which D-Wave Quantum Warrants are exercisable commencing 30 September 4, 2022. Mr. Michael is the manager of the Sponsor, and as such has voting and dispositive power over the securities held by the Sponsor and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)

Consists of D-Wave Quantum Common Shares held of record by BDC Capital Inc. (“BDC”). BDC is a wholly-owned subsidiary of the Business Development Bank of Canada which is itself wholly-owned by the federal government of Canada. Jerôme Nycz, Executive Vice-President, BDC, and Karl Reckziegel, Senior Vice-President, Direct Investments, BDC, have authority to vote and dispose of the shares held by BDC Capital. The business address of the foregoing persons is 5 Place Ville Marie, Suite 300, Montreal Quebec (Canada) H3B 5E7.

(9)

Consists of D-Wave Quantum Common Shares held by Broad Street Principal Investments, L.L.C., Bridge Street 2014, L.P., Stone Street 2014 Holdings, L.P., MBD 2014, L.P., and 2014 Employee Offshore Aggregator, L.P. (collectively, the “GS Entities”). Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, GS and GSG is 200 West Street, New York, NY 10282.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 270 of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against D-Wave Quantum or any members of its management team.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

DPCM’s units, common stock and warrants were historically quoted on The New York Stock Exchange under the symbols “XPOA.U,” “XPOA” and “XPOA.WS,” respectively. The D-Wave Quantum Common Shares and D-Wave Quantum Warrants began trading on The New York Stock Exchange under the new trading symbols “QBTS” and “QBTS.WS,” respectively, on August 8, 2022.

As of the Closing Date and following the completion of the Transaction, D-Wave Quantum had 61,598,331 D-Wave Quantum Common Shares issued and outstanding held of record by approximately 175 holders (which includes 60 holders of Exchangeable Shares) and 18,000,000 D-Wave Quantum Warrants outstanding held of record by 2 holders.

Dividends

D-Wave Quantum has not paid any dividends to its shareholders. D-Wave Quantum’s board of directors will consider whether or not to institute a dividend policy in the future. The determination to pay dividends will depend on many factors, including, among others, D-Wave Quantum’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that D-Wave Quantum’s board of directors may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

D-Wave Quantum Common Shares

A description of the D-Wave Quantum Common Shares is included in the Proxy Statement/Prospectus in the section titled “Description of D-Wave Quantum Securities-Common Stock Following the Transaction” beginning on page 251 of the Proxy Statement/Prospectus and is incorporated herein by reference.

D-Wave Quantum Warrants

A description of the D-Wave Quantum Warrants is included in the Proxy Statement/Prospectus in the section titled “Description of D-Wave Quantum Securities—Warrants” beginning on page 254 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the Transaction, D-Wave Quantum entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide such directors and executive officers with contractual rights to indemnification and expense advancement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.28 and is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning D-Wave Quantum’s financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

As described above, concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into the PIPE Subscription Agreements pursuant to which the PIPE Investors committed to purchase a number of D-Wave Quantum Common Shares or Exchangeable Shares, as applicable, equal to (x) the aggregate purchase price for all D-Wave Quantum Common Shares subscribed for by each PIPE Investor, divided by $10.00 and multiplied by the Exchange Ratio, for an aggregate purchase price of $40.0 million. The PIPE Shares were issued in transactions not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or in “offshore transactions” within the meaning of Regulation S under the Securities Act.

The foregoing description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the PIPE Subscription Agreements, the form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

On June 16, 2022, D-Wave Quantum, D-Wave and DPCM entered into Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from D-Wave Quantum, at the option of D-Wave Quantum, up to $150,000,000 of D-Wave Quantum Common Shares from time to time over a 36-month period following the Closing and upon the satisfaction of certain other conditions set forth in the Purchase Agreement. In accordance with the Lincoln Park Purchase Agreement, on August 5, 2022, D-Wave issued to Lincoln Park 127,180 D-Wave Quantum Common Shares in respect of $875,000 of the $2,625,000 commitment fee due to Lincoln Park. Such D-Wave Quantum Common Shares were issued in a transaction not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.

A description of the Purchase Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements — The Lincoln Park Transactions” beginning on page 293 of the Proxy Statement/Prospectus.

The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.34 and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 5, 2022, D-Wave Quantum’s board of directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as D-Wave Quantum’s independent registered public accounting firm to audit D-Wave Quantum’s consolidated financial statements for the year ending December 31, 2022. PwC served as the independent registered public accounting firm of D-Wave prior to the Transaction. Accordingly, following the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2022 of DPCM, DPCM expects to dismiss Marcum LLP (“Marcum”), its independent registered public accounting firm prior to the Transaction.

Marcum’s report of independent registered public accounting firm dated March 14, 2022 with respect to Marcum’s audits of the financial statements of DPCM as of as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from March 24, 2020 (DPCM’s inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties (except with respect to an explanatory paragraph in such report relating to substantial doubt about the ability of DPCM to continue as a going concern), audit scope or accounting principles.

During the period from March 24, 2020 (DPCM’s inception) through December 31, 2021 and the subsequent interim period through March 31, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on DPCM’s financial statements for such periods. During the period from March 24, 2020 (DPCM’s inception) through December 31, 2021 and the subsequent interim period through March 31, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with the initial public offering of DPCM, which resulted in the restatement of DPCM’s financial statements as set forth in Amendment No. 1 to DPCM’s Form 10-K for the year ended December 31, 2020, as filed with the SEC on June 24, 2021, the material weakness in internal controls identified by management related to shares of DPCM Class A common stock included in the units issued in connection with DPCM’s initial public offering, which resulted in the restatement of DPCM’s financial statements as set forth in Amendment No. 2 to DPCM’s Form 10-K for the year ended December 31, 2020, as filed with the SEC on December 21, 2021 and the material weakness in internal controls identified by management related to DPCM’s control environment related to DPCM’s disclosure of material agreements and related contingent fees, which resulted in a revision of its financial statements for the years ended December 31, 2021 and December 31, 2020 and the three months ended March 31, 2022 and 2021 to include such omitted disclosure.

D-Wave Quantum has provided Marcum with a copy of the disclosures made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”) and requested that Marcum furnish D-Wave Quantum with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Transaction pursuant to the Transaction Agreement, a change of control of DPCM has occurred, and the stockholders of DPCM as of immediately prior to the Closing held 3.9% of the outstanding D-Wave Quantum Common Shares (including the Exchangeable Shares) immediately following the Closing.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K and in the section titled “D-Wave Executive Compensation” beginning on page 236 of the Proxy Statement/Prospectus are incorporated herein by reference.

2022 Equity Incentive Plan

At the Special Meeting, the DPCM stockholders considered and approved the D-Wave Quantum 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was previously approved, subject to stockholder approval, by DPCM’s board of directors on August 5, 2022. The 2022 Plan became effective immediately upon the Closing. The 2022 Plan initially makes available a maximum number of 16,965,849 D-Wave Quantum Common Shares. Additionally, the number of shares reserved for issuance under the 2022 Plan will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 5% of the fully-diluted number of Common Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the Share Pool (as defined in the 2022 Plan) and the share reserve under the 2022 Plan (or any successor to either of the foregoing)) and (b) such smaller number of shares as is determined by the D-Wave Quantum board of directors.

A summary of the terms of the Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 2—The Equity Incentive Plan Proposal” beginning on page 320 of the Proxy Statement/Prospectus and is incorporated herein by reference. Such summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the text of the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.29 and is incorporated herein by reference.

Employee Stock Purchase Plan

At the Special Meeting, the DPCM stockholders considered and approved the D-Wave Quantum Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by DPCM’s board of directors on August 5, 2022. The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of 8,036,455 D-Wave Quantum Common Shares. Additionally, the number of shares reserved for issuance under the ESPP will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 1% of the fully-diluted number of shares of D-Wave Quantum common stock outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)), (b) 1,607,291 shares and (c) such smaller number of shares as is determined by the D-Wave Quantum board of directors.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 3—The Employee Stock Purchase Plan Proposal” beginning on page 327 of the Proxy Statement/Prospectus and is incorporated herein by reference. Such summary and the foregoing description do not purport to be complete are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Transaction, on August 5, 2022, D-Wave Quantum approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of D-Wave Quantum. A copy of the Code of Ethics can be found in the Investor Relations section of D-Wave Quantum’s website at www.dwavesys.com.

Item 5.06	Change in Shell Company Status.

As a result of the Transaction, DPCM ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal” beginning on page 280 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 5, 2022, D-Wave Quantum issued a press release announcing the Closing. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of D-Wave as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of D-Wave as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-41 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of DPCM as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows of the year ended December 31, 2021 and for the period March 24, 2020 (inception) through December 31, 2020, and the related notes are included in the Proxy Statement/Prospectus beginning on page F-61 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited financial statements of DPCM as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-85 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of D-Wave and DPCM as of and for the three months ended March 31, 2022 and the unaudited pro forma combined statement of operations for the year ended December 31, 2021 is included in Exhibit 99.2 and is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description	Incorporated by Reference Exhibits
		Filer	Form	Exhibit	Filing Date

2.1	Transaction Agreement, dated February 7, 2022, by and among DPCM Capital, Inc., D-Wave Quantum Inc., DWSI Holdings Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	2.1	March 15, 2022

2.2	Amendment to Transaction Agreement, dated June 16, 2022, by and among DPCM Capital, Inc., D-Wave Quantum Inc., DWSI Holdings Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	2.2	June 23, 2022

3.1	Amended and Restated Certificate of Incorporation of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4	3.4	March 15, 2022

3.2	Amended and Restated Bylaws of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4	3.5	March 15, 2022

3.3	Certificate of Designations of Special Voting Preferred Stock of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	3.6	May 27, 2022

4.1	Specimen Common Stock Certificate of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	4.1	May 27, 2022

4.2	Warrant Agreement, dated October 20, 2020, between Continental Stock Transfer & Trust Company and DPCM Capital, Inc.	DPCM Capital, Inc.	8-K	4.1	October 26, 2020

4.3*	Assignment, Assumption and Amendment Agreement, dated August 5, 2022, among DPCM Capital, Inc., D-Wave Quantum Inc., Continental Stock Transfer & Trust Company, Computershare Inc., and Computershare Trust Company, N.A.

4.4	Exchangeable Share Provisions.	D-Wave Quantum Inc.	S-4/A	4.7	May 27, 2022

4.5*	Specimen Warrant Certificate of D-Wave Quantum Inc. (included in Exhibit 4.3).

10.1	Plan of Arrangement.	DPCM Capital, Inc.	8-K	10.1	February 11, 2022

10.2*	Registration Rights and Lock-Up Agreement.

10.3	Form of PIPE Subscription Agreement	DPCM Capital, Inc.	8-K	10.5	February 11, 2022

10.4*	Exchangeable Share Support Agreement.

10.5*	Voting and Exchange Trust Agreement.

10.6	Amended and Restated Sponsor Support Agreement, dated June 16, 2022, by and among DPCM Capital, Inc., CDPM Sponsor Group, LLC, D-Wave Quantum Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	10.10	June 23, 2022

10.7	Form of Transaction Support Agreement	DPCM Capital, Inc.	8-K	10.2	February 11, 2022

10.8†	Agreement, dated as of September 22, 2005, between Her Majesty the Queen in Right of Canada as represented by the Minister of Industry and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.16	March 15, 2022

10.9	Contribution Agreement, dated as of July 10, 2018, between Canada Foundation for Sustainable Development Technology and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.17	March 15, 2022

Exhibit No.	Description	Incorporated by Reference Exhibits

10.10†	Amendment No. 1 to Contribution Agreement, dated as of May 25, 2020, between Canada Foundation for Sustainable Development Technology and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	10.18	May 27, 2022

10.11†	Agreement, dated as of November 20, 2020, among D-Wave Systems Inc., DWSI Holdings Inc., each as recipients, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4/A	10.19	May 27, 2022

10.12	Amendment Agreement No. 1 to Agreement, dated as of August 24, 2021, between D-Wave Systems Inc., (resulting from the amalgamation of D-Wave Systems Inc. with its parent company DWSI Holdings Inc.) and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4	10.20	March 15, 2022

10.13	Triple Net Lease, dated as of January 15, 2013, between Embarcadero Joint Venture and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.21	March 15, 2022

10.14	First Amendment to Lease, dated as of January 29, 2018, between Embarcadero Joint Venture and D-Wave Commercial Inc.	D-Wave Quantum Inc.	S-4	10.22	March 15, 2022

10.15	Lease Agreement, dated as of July 25, 2012, among 0727219 Ltd., PCI Beta Holdings Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.23	March 15, 2022

10.16	Amendment of Lease, dated as of October 11, 2012, among 0727219 Ltd., PCI Canada Way Limited Partnership and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.24	March 15, 2022

10.17	Lease Extension and Modification Agreement, dated as of November 8, 2021, between Redstone Enterprises Ltd. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.25	March 15, 2022

10.18†	Lease Agreement, dated as of December 15, 2017, between 0937847 B.C. Ltd. and Omni Circuit Boards Ltd.	D-Wave Quantum Inc.	S-4	10.26	March 15, 2022

10.19†	Agreement for Pilot Line Operation, dated as of July 31, 2006, by and between Cypress Semiconductor Corporation and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.27	March 15, 2022

10.20†	Agreement for Semiconductor Line Operation, dated as of December 23, 2012, by and between Cypress Semiconductor Corporation and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.28	March 15, 2022

10.21#†	Full-Time Amended and Restated Employment Agreement, dated as of January 1, 2020, between D-Wave Commercial Inc. and Alan Baratz.	D-Wave Quantum Inc.	S-4	10.29	March 15, 2022

10.22#†	Form of DWSI Holdings Inc. 2020 Equity Incentive Plan Award Agreement – Option between Alan Baratz and DWSI Holdings Inc.	D-Wave Quantum Inc.	S-4	10.30	March 15, 2022

10.23#†	Full-time Employment Agreement dated as of August 20, 2021, between D-Wave Commercial Inc. and John Markovich.	D-Wave Quantum Inc.	S-4	10.31	March 15, 2022

10.24#†	Form of D-Wave Systems Inc. 2020 Equity Incentive Plan Award Agreement – Option between John Markovich and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.32	March 15, 2022

10.25#†	Full-time Employment Agreement, dated as of May 31, 2018, between D-Wave Commercial Inc. and Jennifer Studer Houston.	D-Wave Quantum Inc.	S-4	10.33	March 15, 2022

10.26#†	Form of D-Wave Systems Inc. 2020 Equity Incentive Plan Award Agreement – Option between Jennifer Houston and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.34	March 15, 2022

Exhibit No.	Description	Incorporated by Reference Exhibits

10.27#	DWSI Holdings Inc. 2020 Equity Incentive Plan.	D-Wave Quantum Inc.	S-4	10.35	March 15, 2022

10.28	Form of Indemnification Agreement of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	10.36	May 27, 2022

10.29#*	2022 Equity Incentive Plan.

10.30#*	2022 Employee Stock Purchase Plan.

10.31	Venture Loan and Security Agreement, dated as of March 3, 2022, between D-Wave, D-Wave US Inc., D-Wave Government Inc., D-Wave Commercial Inc., D-Wave International Inc., D-Wave Quantum Solutions Inc. and Omni Circuit Boards Ltd., as Borrower, and PSPIB Unitas Investments II Inc., as Lender.	D-Wave Quantum Inc.	S-4/A	10.39	March 15, 2022

10.32	DWSI Holdings Inc. Warrant Certificate for Purchase of Preferred Shares dated as of November 24, 2020 held by Amazon.com NV Investment Holdings LLC.	D-Wave Quantum Inc.	S-4/A	10.40	March 15, 2022

10.33	Form of Performance Guarantee of D-Wave Quantum Inc. to Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4/A	10.41	May 27, 2022

10.34	Purchase Agreement, dated as of June 16, 2022, among D-Wave Quantum Inc., D-Wave Systems Inc., DPCM Capital, Inc. and Lincoln Park Fund, LLC.	D-Wave Quantum Inc.	S-4/A	10.43	June 23, 2022

10.35	Registration Rights Agreement, dated as of June 16, 2022, among D-Wave Quantum Inc., D-Wave Systems Inc., DPCM Capital, Inc. and Lincoln Park Fund, LLC.	D-Wave Quantum Inc.	S-4/A	10.44	June 23, 2022

10.36*	Side Letter Agreement, dated as of August 5, 2022, among D-Wave Quantum Inc. and Public Sector Pension Investment Board.

16.1*	Letter from Marcum LLP.

21.1*	List of subsidiaries of D-Wave Quantum Inc.

99.1+	Press Release, dated August 5, 2022.

99.2*	Unaudited Pro Forma Condensed Combined Financial Statements of D-Wave Quantum Inc. and DPCM Capital, Inc.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
+	Furnished herewith.
#	Indicates management contract or compensatory plan or arrangement.
†	Certain portions of this exhibit (indicated by “[*****]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D-WAVE QUANTUM INC.

Dated: August 10, 2022

	By:	/s/ Alan Baratz
Alan Baratz
President & Chief Executive Officer